    DR. JOHNNY EASMON, PROF. DR. GOTTFRIED HEINISCH, DR. GERHARD PURSTINGER,
           PROF. DR. HEINZ-HERBERT FIEBIG, PROF. DR. JOHANN HOFMANN,
               AND AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H.

                                     - and -

                            VION PHARMACEUTICALS INC

         ===============================================================

                            AMENDED EXCLUSIVE LICENSE
                                    AGREEMENT

        ===============================================================

                                  CONFIDENTIAL

THIS LICENSE AGREEMENT is made as of the 30th day of June 2005

BETWEEN:
(1)      DR. JOHNNY EASMON, PROF. DR. GOTTFRIED HEINISCH, DR. GERHARD
         PURSTINGER, Institute of Pharmacy, University of Innsbruck, Innrain
         52a, A-6020 Innsbruck, Austria, PROF. DR. HEINZ-HERBERT FIEBIG, Am
         Flughafen 12, D-79108 Freiburg, Germany, PROF. DR. JOHANN HOFMANN,
         Institute of Medical Chemistry and Biochemistry, University of
         Innsbruck, Fritz-Pregl-Strasse 3, A-6020 Innsbruck, Austria, and
         AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H., Ungargasse 37, A-1030
         Vienna, Austria (collectively called "LICENSOR"); and

(2)      VION PHARMACEUTICALS INC. a Delaware company whose principal place of business is at Four Science Park, New Haven, Connecticut 06511 United
         States of America ("VION")

WHEREAS:

(A)      LICENSOR and VION entered into a research collaboration agreement ("the
         Research Collaboration Agreement") concerning a programme of research to evaluate certain Thiosemicarbazones (TSCs); and

(B)      VION has exercised the option granted pursuant to Clause 6 of the
         Research Collaboration Agreement under amended terms and LICENSOR has agreed to grant a license to VION on the following terms and conditions.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION
1.1      In this License Agreement and in the Schedules to this License
         Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

         "Affiliate"              means any company, partnership or other entity
                                  which directly or indirectly Controls, is
                                  Controlled by, or is under common Control
                                  with, any Party including as a subsidiary or
                                  holding company of any Party.

         "Business Day"           means a day other than a Saturday, Sunday,
                                  bank or other public holiday in Austrian
                                  and/or the United States of America.

         "Clinical Trial"         means a clinical trial conducted in accordance
                                  with recognised protocols approved by a
                                  Competent Authority

                                       -2-

                                  including CTX and DDX clinical trials or their
                                  equivalents anywhere in the World.

         "Commencement Date"      means the date first above written.

         "Competent Authority"    means any local or national agency, authority,
                                  department, inspectorate, minister, ministry
                                  official or public or statutory person
                                  (whether autonomous or not) of, or of any
                                  government of, any country having jurisdiction
                                  over this License Agreement or over any of the
                                  Parties or over the development or marketing
                                  of medicinal products including, but not
                                  limited to, the European Commission and the
                                  European Court of Justice.

         "Control"                means the ownership of more than 50% of the
                                  issued share capital or the legal power to
                                  direct or cause the direction of the general
                                  management and policies of the Party in
                                  question.

         "LICENSOR Existing       means LICENSOR's right, title and interest in
         Intellectual Property"   the LICENSOR Existing Patent Rights, LICENSOR
                                  Existing Know How and LICENSOR Existing
                                  Materials.

         "LICENSOR Existing       means the Know How relating to the subject
         Know How"                matter of the LICENSOR Existing Patent Rights,
                                  including Know How created under the Research
                                  Programme. means those Materials relating to
                                  the subject matter

         "LICENSOR Existing       of the LICENSOR Existing Patent Rights,
         Materials"               including Materials created under the Research
                                  Programme.

         "LICENSOR Existing       means the patent applications referred to in
         Patent Rights"           Schedule 1 and all Patent Rights arising from
                                  them.

         "Documents"              Means paper, notebooks, books, files, ledgers,
                                  records, tapes, discs, diskettes, CD-ROM and
                                  any other media on which Know How can be
                                  permanently stored.

                                      -3-

         "Development Plan"       Means the plan for the development of Licensed
                                  Products set out in Schedule 3 .

         "Force Majeure"          means in relation to a Party any event or
                                  circumstances which is beyond the reasonable
                                  control of that Party which event that Party
                                  could not reasonably be expected to have taken
                                  into account at the Commencement Date and
                                  which results in or causes the failure of that
                                  Party to perform any or all of its obligations
                                  under this License Agreement including act of
                                  God, lightening, fire, storm, flood,
                                  earthquake, accumulation of snow or ice, lack
                                  of water arising from weather or environmental
                                  problems, strike, lockout or other industrial
                                  disturbance, war, terrorist act, blockade,
                                  revolution, riot insurrection, civil
                                  commotion, public demonstration, sabotage, act
                                  of vandalism, prevention from or hindrance in
                                  obtaining in any way materials, energy or
                                  other supplies, explosion, fault or failure of
                                  plant or machinery, governmental restraint,
                                  act of legislature and directive or
                                  requirement of a Competent Authority governing
                                  any Party provided that lack of funds shall
                                  not be interpreted as a cause beyond the
                                  reasonable control of that Party.

         "Health Registration     means, with respect to a country in the
         Approval"                Territory, approval by the health or other
                                  Competent Authority necessary to manufacture
                                  and market a Licensed Product in the country.

         "IND Filing"             means an application made to a Competent
                                  Authority to:

                                  (i)  initiate a Clinical Trial; or

                                  (ii) permit first administration to human
                                       beings.

                                      -4-

         "Know-How"               means all technical and other information
                                  including ideas, concepts, patentable and
                                  non-patentable inventions, discoveries, data,
                                  formulae, specifications, drawings, manuals,
                                  information, , methods and processes for
                                  synthesis of chemical compounds ,
                                  instrumentation, procedures for experiments
                                  and tests including laboratory records and
                                  data analyses and results of experimentation
                                  and testing.

         "License Agreement"      means this agreement and any and all
                                  schedules, appendices and other addenda to it
                                  as may be varied from time to time in
                                  accordance with the provisions of this
                                  agreement.

         "Licensed Products"      means a product or products which, or the
                                  process of production of which, or the use of
                                  which falls within the scope of a Valid Claim
                                  in the country where the patent is issued.

         "Material"               means Documents and any chemical or biological
                                  substances including any:

                                  (i)   organic or inorganic element or
                                        compound;

                                  (ii)  drug or pro-drug;

                                  (iii) assay or reagent.

         "Net Sales"              means the invoiced amount billed for sales of
                                  Licensed Products to a Third Party (the
                                  "Customer") by VION or its Affiliates or by
                                  Sub-licensees less the following items to the
                                  extent they are paid or incurred or allowed
                                  and included in the invoice price:

                                  a) quantity, trade and/or cash discounts or
                                     rebates actually granted or accrued;

                                  b) amounts repaid or credited and allowances
                                     including cash, credit or

                                      -5-

                                     free goods allowances, given by reason of
                                     billing errors and rebates actually allowed
                                     or paid or accrued;

                                  c) amounts refunded or credited for Licensed
                                     Products which were rejected or damaged or
                                     recalled; and

                                  d) taxes, tariffs, customs duties and
                                     surcharges and other governmental charges
                                     incurred in connection with the sale,
                                     exportation or importation of Licensed
                                     Products;

                                  The transfer of Licensed Products by VION or
                                  one of its Affiliates to another Affiliate or
                                  to a Sub-licensee shall not be considered a
                                  sale. In such cases, Net Sales shall be
                                  determined based on the invoiced sale price
                                  levied by the Affiliate or Sub-licensee on the
                                  Customer, less the aforementioned deductions
                                  to the extent they are allowed, paid or
                                  accrued.

         "Parties"                means LICENSOR and VION and "Party" shall be
                                  construed as any one of them and any one of
                                  the persons and entities constituting
                                  LICENSOR.

         "Patent Rights"          means any patent applications, patents, author
                                  certificates, inventor certificates, utility
                                  models and all foreign counterparts of them
                                  and includes all divisions, renewals,
                                  continuations, continuations-in-part,
                                  extensions, reissues, substitutions,
                                  confirmations, registrations, revalidations
                                  and additions of or to them, as well as any
                                  SPC, or any like form of protection.

         "Pivotal Registration    means a Clinical Trial designed to support or
         Study"                   upon the basis of which an application for
                                  Health Registration Approval is to be made.

         "Quarter"                means the three (3) month periods commencing
                                  on 1 January, 1 April, 1 July and 1 October
                                  annually, and "Quarterly" shall be construed
                                  accordingly.

                                      -6-

         "Research Programme"     means the programme of research defined in the
                                  Research Collaboration Agreement.

        "Research Term"           means the term of the Research Programme as
                                  defined in the Research Collaboration
                                  Agreement.

         "SPC"                    means a right based on a patent pursuant to
                                  which the holder of the SPC is entitled to
                                  exclude third parties from using, making,
                                  having made, selling or otherwise disposing or
                                  offering to dispose of, importing or keeping
                                  the product to which the SPC relates, such as
                                  Supplementary Protection Certificates in
                                  Europe, and any similar right anywhere in the
                                  world.

         "Sub-license"            means a sub-license granted by VION (in
                                  accordance with Clause 2.4).

         "Sub-licensee"           means any person granted a Sub-license by
                                  VION.

         "Sub-license Royalties"  means royalty payments based on Net Sales that accrue to VION under a Sub-license.

         "Territory"              means the world.

         "Third Party"            means any entity or person other than the
                                  Parties or an Affiliate of a Party.

         "Valid Claim"            means either:

                                  a) a claim of an issued and unexpired patent
                                     included within the LICENSOR Existing
                                     Patent Rights, which claim has not been
                                     held permanently revoked, unenforceable or
                                     invalid by a decision of a court or other
                                     governmental agency of competent
                                     jurisdiction, unappealable or unappealed
                                     within the time allowed for appeal, and
                                     which has not been admitted to be invalid
                                     or unenforceable through reissue or
                                     disclaimer or otherwise; or

                                      -7-

                                  b) a claim of a pending patent application
                                     included within the LICENSOR Existing
                                     Patent Rights which claim was filed in good
                                     faith and has not been abandoned or finally
                                     disallowed without the possibility of
                                     appeal or refiling of the application.

1.2      In this License Agreement:

         1.2.1    unless the context otherwise requires, all references to a particular clause or schedule shall be a reference to that clause or schedule in or to this License Agreement as it may be amended from time to time pursuant to this License
                  Agreement;

         1.2.2    the headings are inserted for convenience only and shall be ignored in construing this License Agreement;

         1.2.3    unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

         1.2.4    unless the contrary intention appears, words denoting persons shall include any individual, partnership, company,
                  corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate
                  legal personality;

         1.2.5    the words "include", "included" or "including" are to be
                  construed without limitation to the generality of the
                  preceding words; and

         1.2.6    reference to any statute or regulation includes any
                  modification or re-enactment of that statute or regulation.

2.       GRANT OF LICENSE

2.1      LICENSOR hereby grants to VION an exclusive license throughout the
         Territory under the LICENSOR Existing Intellectual Property to research, develop, use, keep, make, have made, sell and otherwise dispose or offer to dispose of Licensed Products.

                                      -8-

2.2      Subject to Clause 2.3, the license granted in Clauses 2.1 shall be exclusive. The term of the license granted hereunder shall commence upon the signing hereof and shall continue for each Patent Right, on a country by country basis, for the term of the relevant Patent Right included within the LICENSOR Existing Intellectual Property.

2.3      It is acknowledged and agreed that LICENSOR shall have the right to use the LICENSOR Existing Intellectual Property for non-commercial research purposes only. For the purposes of clarification, LICENSOR shall not license or sublicense the LICENSOR Existing Intellectual Property to any other person or entity which conflicts with the license granted to
         VION hereunder.

2.4      VION shall be entitled to sublicense the rights granted in this License
         Agreement; any Sub-license entered into by VION shall;

         a)       provide that the Sub-license shall terminate automatically on the expiry or termination for whatever reason of this License
                  Agreement;

         b)       provide that the Third Party with whom the Sub-license has been entered into shall undertake to directly allow LICENSOR the same access to the books and records as it has to VION's books and records under this License Agreement.

3.       CONSIDERATION

3.1      In consideration of the rights granted under this License Agreement,
         VION shall pay (a) *** Unites States dollars (US$***) upon execution of this agreement and (b) *** Unites States dollars (US$***) at the time of the IND Filing of the first Licensed Product to fulfil all obligations under Clause 6.1 of the Research Collaboration and Option
         Agreement, and the following additional sums to LICENSOR:

         3.1.1    the following milestone fees in respect of each Licensed
                  Product (whether the milestone has been achieved by VION or a
                  Sub-licensee);

                  (a)       *** United States dollars (US$***) on the first IND
                            Filing; and

                  (b)       *** United States dollars (US$***) on the
                            commencement of a Phase III Clinical Trial or
                            Pivotal Registration Study; and

                  (c)       *** United States dollars (US$***) on the grant
                            of the first Health Registration Approval in any
                            country in the Territory.

         For the purposes of clarification, it is understood that for each
         Licensed Product the milestone fees paid to LICENSOR will be no more than $*** (whether the milestone has been achieved by VION or by a
         Sub-licensee).

                                      -9-

         3.1.2    in the case of VION's sale of Licensed Products, royalties of
                  *** of Net Sales *** in any calendar year and of *** of Net
                  Sales *** in any calendar year.

         3.1.3    in the case of a Sub-licensee's sale of Licensed Products, ***
                  of Sub-license Royalties with the limitation that the
                  royalties due to LICENSOR shall not *** of Net Sales; and

         3.1.4    any and all patent filing, maintenance and prosecution costs incurred after the Commencement Date; and

         3.1.5    an annual minimum of *** United States dollars (US$***) per calendar year once a Licensed Product has been approved by the
                  FDA.

4.       PAYMENT

4.1      All payments due to LICENSOR under this License Agreement shall
         (subject to written advice from LICENSOR amending the details) be made in United States dollars by telegraphic transfer to the account below:

         Payee: LICENSOR

         AUSTRIA WIRTSCHAFTSSERVICE Gesellschaft m.b.H
         Ungargasse 37
         A-1030 Vienna, Austria
         Account No:                42506710005
         Bank Sorting Code:         43000
         IBAN:                      AT254300042506710005
         Bank:                      Volksbank Wien AG
         Owner of Account: Austria Wirtschaftsservice

4.2      VION shall make the payments to LICENSOR:

         4.2.1    in the case of the royalties payable pursuant to Clause 3.1.2, within 30 (thirty) days of the end of the Quarter in which the sales of the relevant Licensed Products took place; or

         4.2.2    in the case that the licensed product is sublicensed to third parties, within 30 (thirty) days from the date upon which the
                  Sub-license Royalties have been received by VION; or

         4.2.3    in the case of the milestone fees payable pursuant to Clause
                  3.1.1, within 30 (thirty) days of achieving the milestone; or

         4.2.4    in the case of annual minimums pursuant to Clause 3.1.4,
                  within 30 (thirty) days of the end of the second Quarter.

                                      -10-

4.3      Where sums are received by VION in a currency other than United States dollars, conversion of such currencies to United States dollars will be performed at the closing mid-point rate published on the last Business
         Day of the Quarter in which the sum is to be paid.

4.4      Where LICENSOR does not receive payment of any sums due to it within thirty (30) days of the dates set out in Clauses 3.1 or 4.2 as the case may be (the "Due Date"), interest shall accrue on the sum due and owing to LICENSOR at an annual rate of two percent (2%) above the prime rate quoted by The Wall Street Journal on the day said payment is due.

5.       BOOKS AND RECORDS

5.1      VION shall prepare an annual statement which shall show on a country by country basis for the previous calendar year all monies due to LICENSOR under this License Agreement. That statement shall include the dollar amount of Net Sales of each Licensed Product sold in each country in which sales occurred, and shall be submitted to LICENSOR within sixty
         (60) Business Days of 31st March of each year. If LICENSOR gives notice to VION within twenty (20) Business Days of the receipt of any such statement that it does not accept the same, that statement shall be certified by an independent accountant appointed by agreement between
         VION and LICENSOR or, if such agreement cannot be reached within ten
         (10) Business Days, appointed at the request of either LICENSOR or
         VION. VION shall make available to the independent accountant all books and records required for the purpose of that certification and the statements so certified shall, in the absence of manifest error, be final and binding between the Parties. The cost of the external certification (cost of the independent accountant) shall be the responsibility of VION if the statement is shown to have underestimated the monies payable to LICENSOR by more than five percent (5%) and the responsibility of LICENSOR otherwise. Any outstanding payments due to
         LICENSOR which are identified as a result of carrying out the investigation shall be paid to LICENSOR immediately. There shall be no more than one certification by an independent accountant in relation to any one annual statement.

5.2      VION shall, and shall ensure that its Sub-licensees shall, keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to LICENSOR pursuant to this License Agreement. Such records and books of account shall be kept for six (6) years following the end of the calendar year to which they relate and shall, upon reasonable notice having been given by
         LICENSOR, be open at all reasonable times on Business Days for inspection under the terms of confidentiality contained in this License
         Agreement, by an independent firm of accountants appointed by agreement between the Parties or, if such agreement cannot be reached within ten
         (10) Business Days, appointed at the request of either LICENSOR or
         VION. The cost of any such examination shall be borne by LICENSOR, such examination to take place not later than six (6) years following the expiration of the period to which it relates and there shall be no more than one examination per year.

                                      -11-

6.       PERFORMANCE AND CLINICAL DEVELOPMENT

6.1      VION shall, and shall procure that its Affiliates and permitted
         Sub-licensees shall, use best endeavours to develop, make, market, sell and otherwise dispose of Licensed Products throughout the Territory.

6.2      VION shall carry out in a diligent manner the Development Plan
         (Schedule 3) in relation to Licensed Products at its own cost and expense.

7.       MANAGEMENT OF PATENT RIGHTS AND OWNERSHIP OF IMPROVEMENTS

7.1      VION shall, at its own cost, be responsible for the filing, prosecution, and maintenance of any patents and patent applications comprised within the LICENSOR Existing Patent Rights after the
         Commencement Date.

7.2      If either Party receives any notice, claim or proceedings from any
         Third Party alleging infringement of that Third Party's intellectual property by reason of either Party's activities in relation to this
         License Agreement or the use and exploitation of the LICENSOR Existing
         Intellectual Property, the Party receiving that notice shall forthwith notify the other Party of the notice, claim or proceeding.

7.3      VION shall, at its own cost, defend and enforce or shall procure the defence or enforcement of the rights under the LICENSOR Existing
         Intellectual Property including any interference proceedings arisen from any country or countries. LICENSOR shall, at VION's cost, render such reasonable assistance as VION reasonably requests. If VION, for any reason whatsoever, decides not to defend or enforce the LICENSOR
         Existing Intellectual Property or any part of it in such country or countries, it shall promptly notify LICENSOR and LICENSOR shall have the right, but not the obligation, to terminate VION's license in such country or countries upon thirty (30) days prior written notice to VION and/or to undertake proceedings on its own behalf in accordance with
         Section 7.4.

7.4      If VION decides not to, or fails to defend or enforce the relevant
         LICENSOR Existing Intellectual Property and if LICENSOR desires the enforcement or defence of such rights, LICENSOR, at its own cost, shall notify VION and VION shall, at LICENSOR's request, grant to LICENSOR any and all rights that would be necessary for LICENSOR to undertake the enforcement or defence. If VION is unable to grant such rights then it shall, at LICENSOR's request, grant to LICENSOR the right to conduct such an action in its name. VION shall provide, at LICENSOR's request, such reasonable assistance as LICENSOR may reasonably request in any such proceedings. Any monies received by LICENSOR pursuant to any enforcement or defence of the LICENSOR Existing Intellectual Property by them under this Clause 7.4 shall be solely for the benefit of
         LICENSOR.

7.5      It is the intent of the Parties to use their reasonable endeavours to apply for any extension to the term of protection of the LICENSOR
         Existing Intellectual Property including any

                                      -12-

         SPC or other like form of protection which is available anywhere in the world. Notwithstanding the foregoing, VION has the right, in its sole discretion, not to file, prosecute, or maintain patent applications or patents in any country. LICENSOR may, in its sole discretion and at its own expense, file, prosecute, or maintain such patent applications or patents in such country or countries where VION does not file, prosecute or maintain patents or patent applications, and may terminate
         VION's license to the Licensed Patents in such country or countries.

8.       WARRANTIES AND LIABILITY

8.1      It is agreed and understood by the Parties that VION is responsible for its own investigation to satisfy itself that the rights granted under this License Agreement can be properly and lawfully exercised by VION without infringing the rights of any third party, and except as expressly set out in Clause 8.2 and 8.3 no warranties of any kind are given by LICENSOR in relation to the intellectual property rights granted under this License Agreement or owned or controlled by any third party which may affect the exercise of such rights.

8.2      Each Party represents and warrants to the other Parties that:

         8.2.1    it has legal power, authority and right to enter into this
                  License Agreement and to perform its respective obligations hereunder; and

         8.2.2    it is not at the Commencement Date a party to any agreement, understanding with any Third Party which in any significant way prevents it from fulfilling any of its material
                  obligations hereunder; and

         8.2.3    it is also agreed and understood by the Parties that LICENSOR is the sole owner or the sole assignee of the LICENSOR
                  Existing Intellectual Property listed in Schedules 1, and
                  LICENSOR has the right to license the LICENSOR Existing
                  Intellectual Property to VION.

         Any breach of this Clause 8.2 shall be a material breach of this
         License Agreement.

8.3      Other than expressly set out herein, no Party gives any representation or warranty to any other Party that the performance of this License
         Agreement will not result in the infringement of any rights, including intellectual property rights, vested in a Third Party; provided that
         LICENSOR represents and warrants that it has no knowledge of any third party intellectual property rights reasonably likely to be infringed by
         VION's performance of the Agreement and use of the LICENSOR Existing
         Intellectual Property.

8.4      Nothing in this License Agreement shall be construed as a
         representation made or warranty given by LICENSOR in relation to the
         LICENSOR Existing Patent Rights or other LICENSOR Existing Intellectual
         Property that:

         8.4.1    any patent will issue based upon any pending patent
                  application;

                                      -13-

         8.4.2    any patent which issues will be valid.

         8.4.3    except as stated in 8.3, the use of any Licensed Intellectual
                  Property will not infringe the patent or proprietary rights of any Third Party.

         Furthermore, except as stated in 8.3, LICENSOR makes no representation or warranty, express or implied, with respect to the LICENSOR Existing
         Intellectual Property, including any warranty of merchantability or fitness for a particular purpose.

8.5      No Party shall be liable to the other Party, its Affiliates or
         Sub-licensees in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, cost or expense of an indirect or consequential nature (including any economic loss or other loss of turnover, profits, business or goodwill) arising out of or in connection with this License Agreement or the subject matter of this
         License Agreement.

8.6      VION shall be responsible for and indemnify, defend and hold harmless
         LICENSOR, and their respective officers, servants and agents against any and all liability, loss, damage, cost or expense (including reasonable attorney's fees and court and other expenses of litigation)
         arising out of or in connection with Third Party claims relating to the discovery, research, development, manufacture, marketing, selling and disposal of Licensed Products or candidate Licensed Products by VION its Affiliates and Sub-licensees.

8.7      In the event that LICENSOR intends to seek indemnification under Clause
         8.6, it shall promptly inform VION of a claim after receiving notice of the claim and shall permit VION to direct and control the defence of the claim and shall provide such reasonable assistance as reasonably requested by VION (at VION's cost) in the defence of the claim.
         Provided always that nothing in this Clause 8.7 shall permit VION to make any admission on behalf of, or to settle any litigation without the prior written consent of, LICENSOR.

9.       CONFIDENTIALITY

9.1      Each Party undertakes and agrees not at any time for any reason whatsoever to disclose or permit to be disclosed to any Third Party or otherwise make use of or permit to be made use of (except as expressly permitted by this License Agreement), any trade secrets or confidential information relating to the other Party's technology or the business affairs or finances of the other Party or of an Affiliate, Sub-licensee or of any suppliers, agents, distributors or customers of the other
         Party (the "Confidential Information") which come into its possession pursuant to this License Agreement.

9.2      The Parties shall ensure that only those of their and their Affiliates'
         officers and employees who have a need to know are given access to
         Confidential Information and that those who are directly concerned with the carrying out of this License Agreement and who have access to the
         Confidential Information of the other Party are informed of its secret and confidential nature.

                                      -14-

9.3      The obligations of confidence referred to in this Clause 9 shall not extend to any Confidential Information which:

         9.3.1    is at the time of disclosure, or thereafter becomes, generally available to the public otherwise than by reason of a breach by the recipient Party of the provisions of this Clause 9; or

         9.3.2    is known to the recipient Party without obligations of
                  confidence prior to its receipt from the other Party, as can be shown by written record; or

         9.3.3    is subsequently disclosed to the recipient Party without
                  obligations of confidence by another party owing no such
                  obligations in respect thereof; or

         9.3.4    is required to be disclosed by any applicable law or any
                  Competent Authority to which a Party is from time to time
                  subject; or

         9.3.5    is independently developed by a servant, agent or employee of the recipient Party or any other person or persons having no access to the Confidential Information disclosed by a Party, as demonstrated by written records.

9.4      The obligations of each Party under this Clause 9 shall survive the expiration or termination for whatever reason of this License Agreement for a period of five (5) years.

10.    TERM AND TERMINATION

10.1     This License Agreement shall become effective as of the Commencement
         Date and shall expire, on a country by country basis, when the last patent included within the LICENSOR Existing Intellectual Property in such country expires.

10.2     Either LICENSOR on the one hand or VION on the other hand ("the
         Terminating Party") shall have the right to terminate this License
         Agreement forthwith upon giving written notice of termination to VION on the one hand or LICENSOR on the other hand as the case may be ("the
         Defaulting Party"), upon the occurrence of any of the following events at any time during this License Agreement:

         10.2.1   the Defaulting Party commits a material breach of this License
                  Agreement which in the case of a breach capable of remedy
                  shall not have been remedied within thirty (30) Business Days of the receipt by it of a notice identifying the breach and requiring its remedy; or

         10.2.2   VION for a period of longer than ninety (90) Business Days fails to make payments set out in Clause 4 and VION fails to reach an agreement with LICENSOR concerning such payments
                  within thirty (30) Business Days of the receipt by it of a notice identifying the delinquency.

                                      -15-

11.      CONSEQUENCES OF TERMINATION

11.1     Upon expiry of this License Agreement or in the case that VION commits a material breach of this Agreement:

         11.1.1   the license rights granted by LICENSOR to VION pursuant to
                  Clause 2 shall terminate;

         11.1.2   VION shall pay to LICENSOR within sixty (60) Business Days all sums due to LICENSOR hereunder which have accrued prior to the date of termination;

         11.1.3   VION shall return to LICENSOR, or as LICENSOR may direct, all
                  Documents which embody and pertain to LICENSOR Existing
                  Intellectual Property and associated Know How. For the sake of clarity any and all data generated by VION according to the
                  Development plan shall be vested in VION; and

         11.1.4   VION shall return to LICENSOR, or at the election of LICENSOR destroy, all LICENSOR Existing Materials in VION's possession or under their control.

11.2     In the case that LICENSOR commits a material breach of this Agreement,
         LICENSOR shall reimburse VION within 30 (thirty) Business Days after receiving VION's invoice of all documentable expenses related to this
         Agreement which have accrued prior to the date of termination.

11.3     Termination or expiry of this License Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this License Agreement as at the date of termination or expiry and in particular but without limitation the right to recover damages and interest, and the provisions of Clauses 5, 8, 9 and 20 shall remain in full force and effect.

12.      WAIVER

12.1     Neither Party shall be deemed to have waived any of its rights or remedies conferred by this License Agreement unless the waiver is made in writing and signed by a duly authorised representative of that
         Party. In particular, no delay or failure of either Party in exercising or enforcing any of its rights or remedies conferred by this License
         Agreement shall operate as a waiver of those rights or remedies or so as to preclude or impair the exercise or enforcement of those rights or remedies nor shall any partial exercise or enforcement of any right or remedy by either Party preclude or impair any other exercise or enforcement of that right or remedy by that Party.

13.      ENTIRE AGREEMENT/VARIATIONS

13.1     This License Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior oral or written understandings, arrangements, representations or agreements between them relating to the subject matter of this License

                                      -16-

         Agreement, including the Research Collaboration Agreement which is hereby terminated. No director, employee or agent of either Party is authorised to make any representation or warranty to another Party not contained in this License Agreement, and each Party acknowledges that it has not relied on any such oral or written representations or warranties.

13.2     No variation, amendments, modification or supplement to this License
         Agreement shall be valid unless made in writing in the English language and signed by a duly authorised representative of each Party.

14.      NOTICES

14.1     Any notice to be given pursuant to this License Agreement shall be in writing in the English language and shall be delivered by hand, or sent by facsimile confirmed to the address or facsimile number of the recipient set out below or such other address or facsimile number as a
         Party may from time to time designate by written notice to the other
         Party.

         ADDRESSES:

         LICENSOR
         AUSTRIA WIRTSCHAFTSSERVICE
         Gesellschaft m.b.H
         Ungargasse 37
         A-1030 Vienna, Austria

         PROF. DR. JOHANN HOFMANN
         Institut fur Medizinische Chemie und Biochemie
         University of Innsbruck
         Fritz-Pregl-Strasse 3
         A-6020 Innsbruck, Austria

         VION Pharmaceuticals, Inc.
         4 Science Park
         New Haven, CT 06511
         USA
         Attn: Howard B. Johnson

14.2     Any notice given pursuant to this Clause 14 shall be deemed to have been received:

         14.2.1   in the case of delivery by hand, when delivered; or

         14.2.2   in the case of facsimile, on acknowledgement by the recipient facsimile receiving equipment on a Business Day if the
                  acknowledgement occurs before 1700 hours local time of the recipient and in any other case on the following Business Day.

                                      -17-

15.      ASSIGNMENT

15.1     Subject to Clause 15.2, no Party shall without the prior written consent of the other Party, assign the benefit and/or burden of this
         License Agreement nor sub-contract any of its obligations hereunder unless otherwise permitted by the terms hereof.

15.2     LICENSOR or VION shall be entitled to assign the benefit and/or burden of this License Agreement to any Affiliate or its successor in connection with any merger, consolidation or sale or other disposal of its assets and/or business.

16.      FORCE MAJEURE

16.1     If a Party (the "Non-Performing Party") is unable to carry out any of its obligations under this License Agreement due to Force Majeure this
         License Agreement shall remain in effect but the Non-Performing Party's relevant obligations under this License Agreement and the relevant obligations of the other Party ("the Innocent Party") under this
         License Agreement shall be suspended for a period equal to the duration of the circumstance of Force Majeure provided that:

         16.1.1   the suspension of performance is of no greater scope than is required by the Force Majeure;

         16.1.2   the Non-Performing Party gives the Innocent Party prompt
                  notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of
                  Force Majeure;

         16.1.3   the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

         16.1.4   as soon as practicable after the event which constitutes Force
                  Majeure the Parties shall discuss how best to continue their operations as far as possible in accordance with this License
                  Agreement.

16.2     If Force Majeure is continuing at the expiry of 3 months either of the
         Innocent Party may give thirty (30) Business Days written notice to terminate this License Agreement to the Non-Performing Party and termination shall occur if the Force Majeure is continuing at the end of that thirty (30) Business Day notice period.

17.      SEVERANCE OF TERMS

17.1     If the whole or any part of this License Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any court or Competent Authority which either has jurisdiction over this License Agreement or has jurisdiction over either or both of the Parties):

                                      -18-

         17.1.1   in the case of the illegality, invalidity or un-enforceability of the whole of this License Agreement it shall terminate only in relation to the jurisdiction in question; or

         17.1.2   in the case of the illegality, invalidity or un-enforceability of part of this License Agreement that part shall be severed from this License Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this License Agreement which shall continue in full force and effect.

17.2     If in the reasonable opinion of either Party any severance under this
         Clause 17 materially affects the commercial basis of this License
         Agreement, the Parties shall discuss, in good faith, ways to eliminate the material effect.

18.      THIS LICENSE AGREEMENT NOT TO CONSTITUTE A PARTNERSHIP

18.1     None of the provisions of this License Agreement shall be deemed to constitute a partnership between the Parties and no Party shall have any authority to bind any other Party in any way except as provided in this License Agreement.

19.      PUBLIC STATEMENTS

19.1     Except as provided in Clause 19.2, neither Party shall, without the prior written consent of the other Parties:

         19.1.1   use in advertising, publicly or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof, owned by another Party (including for the sake of clarity in
                  relation to LICENSOR); or

         19.1.2   represent, either directly or indirectly, that any product or service of another Party is a product or service of the
                  representing Party or that it is made in accordance with or utilises the information or documents of another Party.

19.2     The restrictions in Clause 19.1 shall not apply to the following:

         19.2.1   a press release, in a form agreed to in writing by the
                  Parties, publicly announcing this License Agreement; or

         19.2.2   use as required by any applicable law or governmental
                  regulation.

                                      -19-

20.      GOVERNING LAW AND JURISDICTION

20.1     The validity, construction and performance of this License Agreement shall be governed by the laws of the United Kingdom and any dispute relating to it shall be subject to the exclusive jurisdiction of the
         Courts of the United Kingdom.

                                      -20-

SCHEDULE 1
LICENSOR existing patents

AUSTRIAN APPLICATION

Title:            ***
Appl. No:         ***
Appl. Date:       ***

PCT APPLICATION

Title:            ***
Appl. No:         ***
Appl. Date:       ***
Publ. No:         ***

EP APPLICATION

Title:            ***
Appl. No:         ***
Appl. Date        ***
Publ. No:         ***

US APPLICATION

Title:            ***
Appl. No:         ***
Appl. Date:       ***
Publ. No:         ***

CANADIAN APPLICATION

Title:            ***
Appl. No:         ***
Appl. Date:       ***
Publ. No:         ***

*** Confidential

                                      -21-

SCHEDULE 2

INTENTIONALLY LEFT BLANK

                                      -22-

SCHEDULE 3

"Development Plan"

1.       An IND or an equivalent will be filed *** after Clinical Candidate is identified.

2.       Phase I clinical trials will be started *** after the IND or an equivalent is approved. The first Phase I clinical trial will be completed *** of its initiation. Completion of the final study report and data analysis will constitute the end of the trial. Any further
         Phase I trials will be completed *** period.

3.       Phase II clinical trials will be started *** after the completion of
         Phase I clinical trials. The first Phase II clinical trial will be completed *** of its initiation. Completion of the final study report and data analysis will constitute the end of the trial. Any further
         Phase II trials will be completed *** period.

4.       Phase III clinical trials will be started *** after an agreement is reached with FDA (or similar regulatory body) at the end of Phase II trial meeting.

                                      -23-

IN WITNESS whereof this License Agreement has been executed by duly authorised officers of the Parties on the date first above written.

Signed by:                       /s/ Johann Hofmann                      6/13/05
                              --------------------------------------------------
                              Prof. Dr. Johann Hofmann                    Date

                                 /s/ Johnny Easmon                        6/13/0
                              --------------------------------------------------
                              Dr. Johnny Easmon,                          Date

                                 /s/ Gottfried Heinisch                  6/30/05
                              --------------------------------------------------
                              Prof. Dr. Gottfried Heinisch                Date

                                 /s/ Gerhard Purstinger                  6/13/05
                              --------------------------------------------------
                              Dr. Gerhard Purstinger                      Date

                                 /s/ Heinz Herbert Fiebig                6/17/05
                              --------------------------------------------------
                              Prof. Dr. Heinz-Herbert Fiebig              Date

For and on behalf of AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H.

Signed by:                      /s/ Georg Buchtela                       6/08/05
                              --------------------------------------------------

                                                                          Date
Name:                         Georg Buchtela

Title:
                              --------------------------------------------------

Signed by:                      /s/ Berud Winter
                              --------------------------------------------------
                                                                          Date
Name:                         Berud Winter

Title:

                                      -24-

For and on behalf of VION PHARMACEUTICALS INC

Signed by:                    /s/ Howard Johnson                          6/1/05
                              --------------------------------------------------
                                                                          Date
Name:                         Howard B. Johnson

Title:                        President and Chief Financial Officer

                                      -25-